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                                                                Exhibit 3.22


                                       BYLAWS

                                         OF

                          BALL TECHNOLOGIES HOLDINGS CORP.

                               (As of August 5, 1998)


                                      ARTICLE 1

                                       Offices

          1.1 Principal Office: The principal offices of the Corporation shall initially be at 10 Longs Peak Drive, Broomfield, Colorado 80021, but the Corporation may, in the discretion of the board of directors, maintain offices wherever the business of the Corporation may require.

          1.2 Registered Office and Agent: The Corporation shall continuously maintain in the State of Colorado a registered office and a registered agent whose business office is identical with the registered office. The initial registered office and the initial registered agent are specified in the Articles of Incorporation. The Corporation may change its registered office, its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Colorado.

                                      ARTICLE 2

                               Meeting of Shareholders

          2.1 Time and Place: Any meeting of the shareholders may be held at such time and place, within or outside of the State of Colorado, as may be fixed by the board of directors or as shall be specified in the notice or waiver of notice of the meeting.

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          2.2  Annual Meeting:  The annual meeting of the shareholders shall be held at the offices of Ball Corporation in Muncie, Indiana, on the Monday preceding the fourth Tuesday in April, if not a legal holiday, and, if a legal holiday, then on the next day.

          2.3 Special Meetings: Special meetings of the shareholders, for any purpose or purposes, may be called by the president, the board of directors, or the holders of not less than one tenth of all of the shares entitled to vote at the meeting.

          2.4 Record Date: For determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders. The record date may be fixed not more than fifty and, in the case of a meeting of the shareholders, not less than ten days before the date of the proposed action, except (i) when it is proposed that the number of authorized shares be increased, in which case the record date shall be not less than thirty days before the date of such action, and
(ii) when it is proposed that all or substantially all of the property and assets of the Corporation be sold, leased, exchanged, or otherwise disposed of other than in the usual and regular course of business or other than in liquidation (but not by way of mortgage or pledge), in which case the record date shall be not less than twenty days before the date of such action. If no record date is so fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

          2.5 Voting List: At least ten days before each meeting of shareholders, the secretary of the Corporation shall make a complete list of the shareholders, entitled to vote at such meeting or any adjournment thereof. The list shall be arranged in alphabetical order and shall contain the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation for ten days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during usual business hours of the Corporation and during the whole time of the meeting.

                                       2

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          2.6  Notices:  Written notice stating the place, day, and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, except (i) when it is proposed that the number of authorized shares be increased, in which case at least thirty days' notice shall be given, and (ii) when it is proposed that all or substantially all of the property and assets of the Corporation be sold, leased, exchanged, or otherwise disposed of other than in the usual and regular course of business or other than in liquidation (but not by way of mortgage or pledge), in which case at least twenty days' notice shall be given. Notice shall be given either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. If delivered personally, the notice shall be deemed to be delivered when handed to the shareholder or deposited at his address as it appears on the stock transfer books of the Corporation. In giving notice to a shareholder, the Corporation shall be entitled to rely on the last address furnished to the Corporation for such purpose by such shareholder, and if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until he makes another address known to the Corporation. In the case of a special meeting and in the case of an annual meeting at which action will be taken with respect to amendment to the articles of incorporation, the merger, consolidation, dissolution, or liquidation of the Corporation, the exchange of any of its shares for the shares of another corporation pursuant to the plan or exchange to be approved by the shareholders, or the sale, lease, exchange, or other disposition of all or substantially all of its assets, the purpose or purposes for which the meeting is called shall be stated in the notice.

          2.7 Quorum: A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting
of the shareholders.   If a quorum is not present or represented, the
shareholders present in person or by proxy may adjourn the meeting from time to time for up to thirty days at any one adjournment, until the number of shares required for a quorum are present. If the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Otherwise, no such notice need be given other than announcement at the initial meeting. At any adjourned meeting at which a quorum is represented, any business may be transacted that could have been transacted at the meeting originally called. The shareholders

                                       3

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present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          2.8 Voting: Except as otherwise provided by law, all matters shall be decided by a vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter. Each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if so demanded by any shareholder entitled to vote who is present in person or by proxy.

          2.9 Waiver of Notice: Whenever law or these bylaws require notice of a shareholders' meeting to be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. By attending a meeting, a shareholder waives any objection to (i) lack of notice or defective notice of such meeting unless he objects, at the beginning of the meeting, to the holding of the meeting or the transaction of business at the meeting or (ii) consideration at such meeting of any matter not within the purpose or purposes described in the notice of the meeting unless he objects to considering the matter when it is presented.

          2.10 Action by Shareholders Without a Meeting: Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, describing the action so taken, is signed by all of the shareholders entitled to vote with respect to such action and is delivered to the secretary for inclusion in the minutes or for filing with the corporate records. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon, unless the consent specifies a different effective date. The record date for determining shareholders entitled to take such action is the date the first shareholder signs the consent.

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                                      ARTICLE 3

                                      Directors

          3.1 Authority of Board of Directors: The business and affairs of the Corporation shall be managed by a board of directors, except as otherwise provided by Colorado law or the articles of incorporation of the Corporation.

          3.2 Number: The number of directors of this corporation shall be no fewer than three; provided, however, that if all outstanding shares are held of record by fewer than three shareholders, then there need be only as many directors as there are shareholders of record. Subject to such limitation, the number of directors shall be fixed by resolution of the board of directors, and may be increased or decreased by resolution of the board of directors, but no decrease shall have the effect of shortening the term of any incumbent director.

          3.3 Qualification: Directors shall be natural persons at least eighteen years old, but need not be residents of the State of Colorado or shareholders of the Corporation.

          3.4 Election: The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

          3.5 Term: Each director shall be elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

          3.6 Removal and Resignation: Any director may be removed at a meeting expressly called for that purpose, with or without cause, by a vote of the holders of the majority of shares entitled to vote at any election of directors. Any director may resign at any time by giving written notice to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

          3.7 Vacancies: Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the size of the board of directors shall be filled by an affirmative vote of a majority, though less than a quorum, of the remaining directors. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office. A director elected to fill a position resulting from an increase in the board of directors shall hold office

                                       5

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until the next annual meeting of shareholders and until his successor is elected and qualified.

          3.8 Meetings: A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of this meeting of the board of directors need be given. The board of directors may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice. Special meetings of the board of directors may be called by the chairman of the board (if any), the president, or any two members of the board of directors.

          3.9 Notices: Notice of a special meeting, stating the date, hour, and place of such meeting, shall be given to each member of the board of directors by the chairman of the board, the president, the secretary, or the members of the board calling the meeting. The notice may be deposited in the United States mail at least seven days before the meeting addressed to the director at the last address he has furnished to the Corporation for this purpose, and any notice so mailed shall be deemed to have been given when it was mailed. Notice may also be given at least twenty-four hours before the meeting in person, or by telephone, prepared telegram, telex, cablegram, radiogram, or similar method, and such notice shall be deemed to have been given when the personal or telephone conversation occurs, or when the telegram, telex, cablegram, radiogram, or other form of notice is either personally delivered to the director or delivered to the last address of the director furnished to the Corporation by him for this purpose.

          3.10 Quorum: Except as provided in Section 3.7 of these bylaws, a majority of the number of directors fixed in accordance with these bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

          3.11 Waiver of Notice: A written waiver of notice signed by a director, whether before, at, or after the time stated therein, shall be equivalent to the giving of notice. By attending or participating in any regular or special meeting, a director waives any required notice of such meeting unless he objects, at the beginning of the meeting, to the holding of the meeting or to the transacting of business at the meeting.

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

          3.12 Attendance by Telephone: One or more members of the board of directors or of any committee designated by the board of directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

          3.13 Action by Directors Without a Meeting: Any action required to or permitted to be taken at a meeting of the board of directors or any committee of the directors may be taken without a meeting if a consent in writing, describing the action so taken, is signed by all of the directors or committee members entitled to vote with respect to the proposed action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon, unless the consent specifies a different effective date.

                                      ARTICLE 4

                                      Committees

          4.1 Authorization of Committees of the Board of Directors: The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all of the authority, powers, and duties of the board of directors, except that no such committee shall have the authority to do any of the following: (i) declare dividends or distributions; (ii) approve or recommend to shareholders actions or proposals required by the Colorado Corporation Code to be approved by shareholders; (iii) fill vacancies on the board of directors or any committee thereof; (iv) amend these bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) reduce earned or capital surplus; (vii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or (viii) authorize or approve the issuance or sale of or any contract to issue or sell shares, or designate the terms of a series of a class of shares, except that the board of directors, having acted regarding general authorization for the issuance or sale of shares or any contract therefor and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for

                                       7

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redemption, sinking fund, conversion, or voting or preferential rights, and provision for other features of a class of shares or a series of a class or shares, with full power in such committee to adopt any final resolution setting forth all terms thereof and to authorize the statement of the terms of a series for filing with the secretary of state under the Colorado Corporation Code. Subject to the foregoing, the board of directors may provide by resolution such powers, limitations, and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures for such a committee, each committee shall be governed by the procedures established in Section 3.8 (except as they relate to an annual meeting of directors) and Sections 3.9, 3.10, 3.11, 3.12 and 3.13 of these bylaws, as if the committee were the board of directors. Neither the designation of such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors not a member of the committee in question, with his responsibility under the Colorado Corporation Code to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                                      ARTICLE 5

                                       Officers

          5.1 Number and Election: The officers of the Corporation shall be a president, a secretary, and a treasurer, who shall be elected by the board of directors. In addition, the board of directors may elect a chairman and a vice chairman of the board and one or more vice presidents, and the board of directors or the president may appoint one or more assistant secretaries or assistant treasurers, and such other subordinate officers and agents as it or he shall deem necessary, who shall hold their offices and agencies for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by these bylaws, the board of directors, or the president. Any two or more offices may be held by the same person, except the offices of president and secretary. The officers of the Corporation shall be natural persons at least eighteen years old.

          5.2 President: The president shall be the chief executive officer of the Corporation. He shall preside at all meetings of shareholders and, unless the board of directors has elected a chairman or vice chairman, at all meetings of the board of directors. Subject to the direction and control of the board of directors, he

                                       8

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shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He may negotiate, enter into, and execute contracts, deeds, and other instruments on behalf of the Corporation as are necessary and appropriate or as are approved by the board of directors or committees designated by the board of directors. He shall have such additional authority, power, and duties as are appropriate and customary for the office of president and chief executive officer and as the board of directors may prescribe from time to time.

          5.3 Vice President: The vice president, if any, or, if there are more than one, the vice presidents in the order determined by the board of directors or the president, shall be the officer(s) next in seniority after the president. Each vice president shall have such authority, power, and duties as are prescribed by the board of directors or president. Upon the death, absence, or disability of the president, the vice president, if any, or, if there are more than one, the vice presidents in the order determined by the board of directors or the president, shall have the authority, power, and duties of the president.

          5.4 Secretary: The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies (other than tax returns), have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and have such other authority, powers, and duties as are appropriate and customary for the office of secretary or as the board of directors or the president may prescribe from time to time.

          5.5 Assistant Secretary: The assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the board of directors or the president shall, under the supervision of the president and the secretary, perform such other duties and have such other powers as may be prescribed from time to time by the board of directors or the president. Upon the death, absence, or disability of the secretary, the assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order designated by the board of directors or the president, shall have the authority, power, and duties of the secretary.

          5.6 Treasurer: The treasurer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corpora-

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tion, and shall be responsible for the preparation and filing of tax returns.
He shall receive all moneys paid to the Corporation and, subject to any limits imposed by the board of directors or the president, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Corporation's name and on the Corporation's behalf, and give full discharge for the same. The treasurer shall also have charge of disbursement of funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors. He shall have such additional authority, powers, and duties as are appropriate and customary for the office of treasurer and as the board of directors or president may prescribe from time to time.

          5.7 Assistant Treasurer: The assistant treasurer, if any, or, if there are more than one, the assistant treasurers in the order determined by the board of directors or the president shall, under the supervision of the president and the treasurer, have such authority, powers, and duties as may be prescribed from time to time by the board of directors or the president. Upon the death, absence, or disability of the treasurer, the assistant treasurer, if any, or if there are more than one, the assistant treasurers in the order determined by the board of directors or the president, shall have the authority, powers, and duties of the Treasurer.

          5.8 Removal and Resignation: Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by the president may be removed at any time by the board of directors or the president. Any officer may resign at any time by giving written notice of his resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make
it effective, unless the notice so provides.   Any vacancy occurring in any
office, the election or appointment to which is made by the board of directors, shall be filled by the board of directors. Any vacancy occurring in any other office of the Corporation may be filled by the board of directors or the president for the unexpired portion of the term.

          5.9 Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

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                                      ARTICLE 6

                                   Indemnification

          6.1 Indemnification: The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation, or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Colorado or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

          Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corpora-

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tion, but only if (a) the board of directors, acting by a quorum consisting of the directors who are not parties to or who have been wholly successful with respect to such claim, action,-suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in the first paragraph of this Section 6.1; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the Corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in the first paragraph of this
Section 6.1.

          As used in this Section 6.1, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this
Section 6.1.

          The provisions of this Section 6.1 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption thereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.

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                                      ARTICLE 7

                                        Stock

          7.1 Certificates: Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the board of directors and shall be signed by the chairman or vice chairman of the board of directors, or the president or any vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face (a) that the Corporation is organized under the laws of the State of Colorado. (b) the name of the person to whom issued, (c) the number and class of the shares and the designation of the series, if any, that the certificate represents, (d) the par value, if any, of each share represented by the certificate, and (e) any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

          7.2 Facsimile Signatures: Where a certificate is signed (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employees, any or all of the officers' signatures on the certificate required by Section 7.1 may be facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          7.3 Transfers of Stock: Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate.
 The officers or transfer agents of the Corporation may, in their discretion. require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of those shares for all purposes.

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


          7.4 Shares Held for Account of Another: The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth (i) the classification of shareholders who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and information to be contained herein; (iv) if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                                      ARTICLE 8

                                         Seal

          8.1 Corporate Seal: The board of directors may adopt a seal, circular in form and bearing the name of the Corporation and the words "SEAL" and "COLORADO," which, when adopted. shall constitute the seal of the
Corporation.   The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

                                      ARTICLE 9

                                     Fiscal Year

          9.1 Fiscal Year: The board of directors may, by resolution, adopt a fiscal year for the Corporation.

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                                    ARTICLE 10

                                    Amendment

          10.1 Amendment of Bylaws: These bylaws may at any time and from time to time be amended, supplemented, or repealed by the board of directors.

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